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                                  EXHIBIT 21

                      SUBSIDIARIES OF HOOPER HOLMES, INC.



 NAME                           STATE OF INCORPORATION            D/B/A
 ----                           ----------------------            -----
Hooper Holmes
Health Care, Inc.                     New Jersey             Nurse's House Call